Exhibit 99.1

Prairie Operating Co. Announces First Quarter 2025 Results

Houston, Texas, August 12, 2025 (GLOBE NEWSWIRE) — Prairie Operating Co. (Nasdaq: PROP) (the “Company,” “Prairie,” “we,” “our,” or “us”), an independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquids (“NGL”) resources in the Denver-Julesburg (DJ) Basin – today announced its financial and operational results for the quarter ended June 30, 2025.

Recent Key Highlights

●	Total revenue of $68.1 million, an increase of approximately 400% quarter-over-quarter.

●	Record total production of 21,052 barrels of oil equivalent per day (“Boe/d”) (approximately 50% oil), an increase of approximately 540% quarter–over–quarter.

●	Net income attributable to common stockholders of $48.5 million, or $1.04 basic earnings per share.

●	Adjusted EBITDA(1) of $38.6 million, an increase of over 600% quarter–over–quarter.

●	Acquired over $600.0 million of producing oil and gas assets.

●	Initiated hedging program, securing favorable commodity pricing through 2028.

●	Amended our Credit Facility Agreement with Citibank, which, among other things, added two additional banks into the syndicate and re-affirmed the borrowing base to $475.0 million.

(1) Adjusted EBITDA is a Non-GAAP measure, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this Current Report on Form 8-K.

Edward Kovalik, Chairman and Chief Executive Officer, commented:

“The second quarter highlighted our tremendous growth rate. We delivered record production, achieved new highs in adjusted EBITDA, and closed our third strategic acquisition in under a year — further solidifying our position as an oil-weighted consolidator in the DJ Basin.”

“Through disciplined capital allocation, operational control, and technical execution, we’ve built a platform that is well-positioned to generate sustainable returns. Our recent acquisitions — all sourced off-market and executed at compelling valuations — have expanded our inventory depth, improved capital efficiency, and created a clear path for continued growth.”

“We also completed the integration of the Bayswater assets acquired earlier this year, increased the size of our team from 20 to 59 employees, increased our portfolio of operated wells from 34 to over 360, and implemented robust internal systems for accounting, land administration, and production optimization.”

“As a result, we’ve laid the groundwork for lower cost realizations in the third quarter and beyond, as we continue to ramp production through development of our drilling inventory, and save costs previously associated with outsourced consultant expenses.”

Second Quarter Results Summary

●	Revenue of $68.1 million, driven by realized prices (excluding hedges) of $65.66 per barrel for oil, $8.70 per barrel for NGLs, and $1.80 per Mcf for natural gas.

●	Net income attributable to common stockholders of $48.5 million, or $1.04 basic earnings per share.

●	Adjusted EBITDA(1) of $38.6 million, an increase of over 600% quarter–over–quarter.

●	Capital expenditures incurred of $56.6 million.

●	Net cash provided by operating activities of $9.7 million.

(1) Adjusted EBITDA is a Non-GAAP measure, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this Current Report on Form 8-K.

Gregory Patton, Executive Vice President and Chief Financial Officer, added:

“Our second quarter results highlight the steps we’ve taken to strengthen Prairie’s financial and operating foundation. Our ability to stand up a rig, kick off a continuous frac program, transition the operations of acquired assets, and implement all new accounting and productions systems, is a true testament to our teams’ abilities.”

“To date, we have grown EBITDA more than six-fold, expanded our credit facility, and closed over $600.0 million in accretive acquisitions. We also broadened analyst coverage, further enhancing our visibility in the market. With leverage of approximately 1x, enhanced liquidity, and attractive pricing locked in through 2028, Prairie is well positioned to generate cash flow and pursue strategic growth opportunities. We are looking forward to optimizing our cost structures, which we believe will translate directly into stronger margins, higher returns, and additional free cash flow.”

Operations Update

The second quarter reflected Prairie’s continued operational momentum, with strong execution across drilling, completions, and innovative well designs that are helping unlock additional value across our DJ Basin footprint. We drilled 18 and completed 9 wells during the quarter, remaining on track to meet or exceed our full-year turn-in-line (“TIL”) target. Average spud-to-total-depth times improved to just 5.3 days, driven by field execution and optimized rig operations. Overall, well costs remained within 5% of AFE, with our most recent pad averaging approximately $5.6 million per well. We continue work on driving our 2-mile well AFE down towards $5.0 million per well.

A key highlight for the quarter was the successful execution of the 11-well Rusch pad in Weld County, which includes eight Niobrara wells and three Codell wells, all drilled as two-mile laterals. Eight of the wells were drilled in a single run using Schlumberger’s Neosteer rotary steerable system, achieving average rates of penetration exceeding 450 feet per hour. The Rusch pad was drilled on time and within budget, with first production expected early in the third quarter.

Prairie also advanced its position as a technical leader in the DJ Basin with the implementation of U-shaped lateral designs—a next-generation well architecture that enables extended lateral lengths within constrained lease boundaries. Four of the seven wells on the Noble pad incorporated this technique to target multiple stacked zones while maximizing drainage and minimizing surface impact. Precision Drilling and Ensign contributed to efficient surface hole and production interval drilling, with all seven wells progressing on schedule.

In addition to design and drilling innovation, Prairie continued aligning operations with cost efficiency and sustainability through the deployment of an electric frac fleet. This fleet significantly reduced emissions and completion costs while completing the nine-well Opal-Coalbank pad, which included legacy DUCs acquired in the Bayswater transaction. Our first zipper frac on this pad achieved excellent efficiency — averaging 14 stages per day and peaking at 18 stages per day — while sustaining 22 hours of daily pumping time. Early pressure data suggests strong reservoir communication, and all nine wells flowed oil within the first week of flowback, supported by tubing pressures in excess of 1,500 psi.

In total, Prairie turned 17 wells to sales in the first half of 2025 and now operates over 360 wells. As part of our ongoing production optimization strategy, we installed plunger lift systems on 30 wells during the quarter, with another 25 to 30 wells currently being evaluated for Q3 implementation. Additional value creation came through three high-return workovers brought back online in June and July.

Altogether, Prairie’s operational performance in the second quarter underscores our focus on efficiency, innovation, and disciplined capital deployment. We remain committed to maximizing asset value, delivering returns-driven growth, and maintaining the highest standards of safety and environmental stewardship.

Second Quarter Results

Key Financial Highlights

Three Months Ended
(In thousands, except per share amounts)	June 30, 2025
Total revenues	$68,100
Net income attributable to common stockholders	$48,503
Earnings per share – basic	$1.04
Earnings per share – diluted	$0.18
Adjusted EBITDA	$38,564
Capital expenditures	$56,605

Revenue and Production

Revenue for the second quarter of 2025 was $68.1 million, $57.9 million related to oil. Production for the second quarter of 2025 was 21,052 Boe/d and was comprised of approximately 50% oil.

Three Months Ended June 30, 2025
Revenues (in thousands)
Oil revenue	$57,941
Natural gas revenue	6,084
NGL revenue	4,075
Total revenues	$68,100

Production:
Oil (MBbls)	883
Natural gas (MMcf)	3,388
NGL (MBbls)	469
Total production (MBoe)	1,916

Average sales volumes per day (Boe/d)	21,052

Average realized price (excluding effects of derivatives):
Oil (per MBbl)	$65.66
Natural gas (per MMcf)	$1.80
NGL (per MBbl)	$8.70
Average realized price (per MBoe)	$35.55

Average sales price (including effects of derivatives):
Oil (per MBbl)	$70.36
Natural gas (per MMcf)	$2.16
NGL (per MBbl)	$7.78
Average price (per MBoe)	$38.13

Average NYMEX prices:
WTI (per MBbl)	$64.57
Henry Hub (per MMBtu)	$3.19

Operating Costs

(In thousands, except per Boe amounts)	Three Months Ended June 30, 2025
Lease operating expenses	$11,348
Lease operating expenses per Boe	$5.92

Gathering, transportation, and processing	$2,234
Gathering, transportation, and processing per Boe	$1.17

Ad valorem and production taxes	$6,416
Ad valorem and production taxes per Boe	$3.35

General and administrative expenses	$16,443
General and administrative expenses per Boe	$8.58

Acquisitions and Capital Expenditures

(In thousands)	Six Months Ended June 30, 2025
Cash paid for Bayswater asset purchase	$467,461
Capital expenditures – cash	$53,973
Capital expenditures – accrued	$15,692
Leasehold purchases	$950

Liquidity and Capital Resources

As of June 30, 2025, we had approximately $98.7 million of liquidity, consisting of $88.0 million of borrowings available under our Credit Facility and $10.7 million in unrestricted cash. As of June 30, 2025, the Credit Facility had a borrowing base of $475.0 million and aggregate elected commitments of $475.0 million.

2025 Updated Guidance

Prairie’s full year guidance for 2025 is:

●	Average Daily Production: 24,000 – 26,000 BOEPD.

●	Capital Expenditures: $260.0 million – $280.0 million.

●	Adjusted EBITDA (1): Expected to range between $240.0 million and $260.0 million.

(1) Adjusted EBITDA is a Non-GAAP measure, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this Current Report on Form 8-K.

Guidance reflects the timing of March 26, 2025 closing the Bayswater Acquisition and is based on an active hedging program with an average working interest of 75% or greater and a commodity price deck of $60.00 – $64.00 per Bbl for oil and $4.00 per Mcf for gas.

Commodity Hedges

Following the close of the Bayswater Acquisition, we executed a portfolio of hedges covering approximately 85% of our current daily production, inclusive of volumes from the Bayswater Acquisition assets.

The following table reflects contracted volumes and weighted average prices we will receive under the terms of our derivative contracts as of June 30, 2025:

	Settling July 1, 2025 through December 31, 2025	Settling January 1, 2026 through December 31, 2026	Settling January 1, 2027 through December 31, 2027	Settling January 1, 2028 through December 31, 2028

Crude Oil Swaps:
Notional volume (Bbls)	1,542,652	2,241,616	1,592,503	471,907
Weighted average price ($/Bbl)	$68.04	$64.42	$64.16	$63.47
Natural Gas Swaps:
Notional volume (MMBtus)	6,285,244	11,413,134	9,874,626	4,406,357
Weighted average price ($/MMBtu)	$4.30	$4.08	$4.07	$4.00
Ethane Swaps:
Notional volume (Bbls)	178,406	288,956	232,375	51,809
Weighted average price ($/Bbl)	$11.91	$11.54	$11.05	$11.28
Propane Swaps:
Notional volume (Bbls)	310,017	509,724	417,744	94,220
Weighted average price ($/Bbl)	$28.74	$26.36	$26.51	$26.00
Iso Butane Swaps:
Notional volume (Bbls)	39,012	63,185	50,812	11,328
Weighted average price ($/Bbl)	$35.62	$33.92	$30.22	$29.63
Normal Butane Swaps:
Notional volume (Bbls)	107,931	174,809	140,580	31,343
Weighted average price ($/Bbl)	$38.32	$35.24	$31.37	$30.37
Pentane Plus Swaps:
Notional volume (Bbls)	80,461	130,321	104,802	23,366
Weighted average price ($/Bbl)	$46.17	$53.05	$52.40	$52.49

Non-GAAP Financial Measures

This Current Report on Form 8-K contains Adjusted EBITDA which is a financial measure not presented in accordance with U.S. GAAP. Adjusted EBITDA is used by management to evaluate the performance of our business, make operational decisions, and assess our ability to generate cashflows. Management believes Adjusted EBITDA provides investors with helpful information to better understand the underlying performance trends of our business, facilitate period-to-period comparisons, and assess the company’s operating results.

Adjusted EBITDA is derived from net income (loss) from continuing operations and is adjusted for income tax expense, depreciation, depletion, and amortization, accretion of asset retirement obligations, non-cash stock-based compensation, interest expense (income), net, non-cash loss on adjustment to fair value – embedded derivatives, debt, and warrants, and unrealized gain on derivatives, all as applicable. We adjust net income (loss) from continuing operations for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially between periods and companies within our industry depending upon accounting methods, book values of assets, capital structures, and the method by which assets were acquired. Adjusted EBITDA has limitations as an analytical tool, including that it excludes certain items that affect our reported financial results. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The following table presents the reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025 (1)	2024
	(In thousands)
Net income (loss) from continuing operations reconciliation to Adjusted EBITDA:
Net income (loss) from continuing operations	$35,683	$(8,514)	$33,066	$(17,550)
Adjustments:
Depreciation, depletion, and amortization	12,199	—	14,315	—
Accretion of asset retirement obligations	66	—	71	—
Non-cash stock-based compensation	2,419	1,511	3,786	3,626
Interest expense (income), net	9,030	(55)	10,336	52
Non-cash loss on adjustment to fair value – embedded derivatives, debt, and warrants (2)	2,373	—	4,537	—
Unrealized gain on derivatives	(23,206)	—	(23,090)	—
Income tax expense	—	—	—	—
Adjusted EBITDA	$38,564	$(7,058)	$43,021	$(13,872)

(1)	Net income (loss) from continuing operations for the six months ended June 30, 2025 includes revenue and related expenses attributable to the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the acquisition, through June 30, 2025.
(2)	Reflects the changes in the fair values of the financial instruments for which we’ve elected to value at fair value on a recurring basis.

The following table presents the reconciliation of our expected full year 2025 Net income to our expected full year 2025 Adjusted EBITDA:

	Full-year 2025 Guidance Range
	(In millions)
Net income reconciliation to Adjusted EBITDA:
Net income	$192	$202
Adjustments:
Depreciation, depletion, and amortization	32	35
Accretion of asset retirement obligations	2	2
Non-cash stock-based compensation	15	20
Interest expense, net	20	25
Non-cash loss on adjustment to fair value – embedded derivatives, debt, and warrants (1)	5	5
Unrealized gain on derivatives	(26)	(29)
Income tax expense	—	—
Adjusted EBITDA	$240	$260

(1)	Reflects the changes in the fair values of the financial instruments for which we’ve elected to value at fair value on a recurring basis.

Cautionary Statement about Forward-Looking Statements

The information included in this Current Report on Form 8-K and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks are not exhaustive. Other sections of this Current Report on Form 8-K could include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our Securities and Exchange Commission (the “SEC”), filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this Current Report on Form 8-K should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements, expressed or implied, included in this Current Report on Form 8-K are expressly qualified in their entirety by this cautionary statement.

Regulation FD Disclosure

The Company announces material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, and the investor relations section of its website at www.prairieopco.com.

In addition to these traditional channels, the Company also uses its official social media accounts as a means of disclosing information about Prairie and its business, and to comply with its disclosure obligations under Regulation FD. The Company’s official social media accounts currently include @PrairieOpCo on X (formerly Twitter) and linkedin.com/company/prairie-operating-co on LinkedIn. Information the Company posts through these social media channels may be deemed material. Accordingly, investors, the media, and others interested in the Company should monitor these accounts in addition to following the Company’s press releases, SEC filings, and public conference calls and webcasts. The Company may update the list of official social media accounts from time to time, and any such updates will be posted on the investor relations section of its website.

About Prairie Operating Co.

Prairie Operating Co. is a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquid resources in the United States. The Company’s assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. The Company is committed to the responsible development of its oil natural gas, and natural gas liquid resources and is focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

More information about the Company can be found at www.prairieopco.com.

Investor Relations Contact:

Wobbe Ploegsma

info@prairieopco.com

832-274-3449

Prairie Operating Co. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$10,653	$5,192
Accounts receivable:
Oil, natural gas, and NGL revenue	46,723	3,024
Joint interest and other	8,122	9,275
Acquisition receivable	14,685	—
Derivative assets	12,713	—
Inventory	3,415	5
Prepaid expenses and other current assets	654	312
Note receivable	435	494
Total current assets	97,400	18,302

Property and equipment:
Oil and natural gas properties, successful efforts method of accounting including $91,868 and $70,462 excluded from amortization as of June 30, 2025 and December 31, 2024, respectively	731,778	134,953
Other	21,277	94
Less: Accumulated depreciation, depletion, and amortization	(14,742)	(427)
Total property and equipment, net	738,313	134,620
Derivative assets	5,981	—
Debt issuance costs, net	14,461	1,731
Operating lease assets	1,844	1,323
Other non–current assets	541	578
Total assets	$858,540	$156,554

Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$79,389	$38,225
Ad valorem and production taxes payable	35,538	7,094
Oil, natural gas, and NGL revenue payable	45,823	2,366
Senior convertible note, at fair value	—	12,555
Derivative liabilities	—	2,446
Operating lease liabilities	888	323
Total current liabilities	161,638	63,009

Long–term liabilities:
Credit facility	387,000	28,000
Subordinated note – related party	1,458	4,609
Subordinated note warrants, at fair value – related party	538	4,159
Series F convertible preferred stock embedded derivatives, at fair value	1,130	—
Series F convertible preferred stock warrants, at fair value	43,718	—
SEPA, at fair value	—	790
Derivative liabilities	—	1,949
Asset retirement obligation	2,672	227
Operating lease liabilities	1,063	1,043
Other long-term liabilities	560	—
Total long–term liabilities	438,139	40,777
Total liabilities	599,777	103,786

Commitments and contingencies

Mezzanine equity:
Series F convertible preferred stock; $0.01 par value; 50,000,000 shares authorized, and 145,000 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	164,590	—

Stockholders’ equity:
Series D convertible preferred stock; $0.01 par value; 50,000 shares authorized, and 5,982 and 14,457 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock; $0.01 par value; 500,000,000 shares authorized, and 45,618,567 and 23,045,209 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	456	230
Treasury stock, at cost; 57,245 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	(418)	—
Additional paid–in capital	180,835	172,304
Accumulated deficit	(86,700)	(119,766)
Total stockholders’ equity	94,173	52,768
Total liabilities, mezzanine equity, and stockholders’ equity	$858,540	$156,554

Prairie Operating Co. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Crude oil sales	$57,941	$—	$68,729	$—
Natural gas sales	6,084	—	6,533	—
NGL sales	4,075	—	5,653	—
Total revenues	68,100	—	80,915	—

Operating expenses:
Lease operating expenses	11,348	—	13,361	—
Gathering, transportation, and processing expenses	2,234	—	2,367	—
Ad valorem and production taxes	6,416	—	7,374	—
Depreciation, depletion, and amortization	12,199	—	14,315	—
Accretion of asset retirement obligation	66	—	71	—
Exploration expenses	458	57	745	498
General and administrative expenses	16,443	8,512	21,995	16,115
Total operating expenses	49,164	8,569	60,228	16,613
Income (loss) from operations	18,936	(8,569)	20,687	(16,613)

Other income (expenses):
Interest expense	(9,124)	—	(10,502)	—
Realized gain on derivatives	4,944	—	4,162	—
Unrealized gain on derivatives	23,206	—	23,090	—
Loss on adjustment to fair value – embedded derivatives, debt, and warrants	(2,373)	—	(4,537)	—
Interest income and other	94	55	166	107
Total other income (expenses)	16,747	55	12,379	107

Income (loss) from operations before provision for income taxes	35,683	(8,514)	33,066	(16,506)
Provision for income taxes	—	—	—	—
Net income (loss) from continuing operations	35,683	(8,514)	33,066	(16,506)

Discontinued operations
Loss from discontinued operations, net of taxes	—	—	—	(1,045)
Net loss from discontinued operations	—	—	—	(1,045)
Net income (loss) attributable to Prairie Operating Co.	35,683	(8,514)	33,066	(17,551)
Series F preferred stock declared dividends	(3,289)	—	(3,289)	—
Series F preferred stock undeclared dividends	(1,402)	—	(1,647)	—
Remeasurement of Series F preferred stock	17,511	—	(73,101)	—
Net income (loss) attributable to Prairie Operating Co. common stockholders	$48,503	$(8,514)	$(44,971)	$(17,551)

Earnings (loss) per common share
Basic earnings (loss) per share	$1.04	$(3.49)	$(1.27)	$(1.60)
Diluted earnings (loss) per share	$0.18	$(3.49)	$(1.27)	$(1.60)
Weighted average common shares outstanding
Basic	44,063,281	12,000,568	35,477,691	11,002,778
Diluted	198,365,207	12,000,568	35,477,691	11,002,778

Prairie Operating Co. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss) from continuing operations	$33,066	$(16,506)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock–based compensation	3,722	3,451
Depreciation, depletion, and amortization	14,315	—
Unrealized gain on derivatives	(23,090)	—
Loss on adjustment to fair value – embedded derivatives, debt, and warrants	4,537	—
Amortization and expensing of deferred financing costs	2,940	—
Accretion of asset retirement obligation	71	—
Changes in operating assets and liabilities:
Accounts receivable	(42,546)	—
Prepaid expenses and other current assets	(342)	(78)
Inventory	(3,410)	—
Accounts payable and accrued expenses	16,401	5,844
Ad valorem and production taxes payable	1,319	—
Oil, natural gas, and NGL revenue payable	2,676	—
Other assets and liabilities	63	(1,619)
Net cash provided by (used in) continuing operating activities	9,722	(8,908)
Net cash provided by discontinued operations	—	460
Net cash provided by (used in) operating activities	9,722	(8,448)

Cash flows from investing activities:
Cash paid for Bayswater asset purchase	(467,461)	—
Deposit for Nickel Road asset purchase	—	(9,000)
Transaction expenses paid related to Nickel Road asset purchase	—	(100)
Development of oil and natural gas properties	(53,973)	(3,927)
Cash paid for leasehold property purchases	(950)	—
Cash received from payment on note receivable related to sale of cryptocurrency miners	95	186
Cash received from sale of cryptocurrency miners	—	1,000
Net cash used in investing activities	(522,289)	(11,841)

Cash flows from financing activities:
Proceeds from the issuance of Common Stock	43,817	—
Financing costs associated with issuance of Common Stock	(3,311)	—
Proceeds from the issuance of Series F Preferred Stock	148,250	—
Financing costs associated with the issuance of Series F Preferred Stock	(11,059)	—
Borrowings on the Credit Facility	359,000	—
Debt issuance costs associated with the Credit Facility	(15,670)	—
Payments of the Subordinated Note – related party	(3,214)	—
Proceeds from option exercise	633	—
Treasury stock repurchased	(418)	—
Proceeds from the exercise of Series D and E Preferred Stock warrants	—	9,478
Net cash provided by financing activities	518,028	9,478

Net increase (decrease) in cash and cash equivalents	5,461	(10,811)
Cash and cash equivalents, beginning of the period	5,192	13,037
Cash and cash equivalents, end of the period	$10,653	$2,226

Supplemental Disclosures of Cash Flow Information

The following table presents non–cash investing and financing activities for the periods presented:

	Six Months Ended June 30,
	2025	2024
	(In thousands)
Non–cash investing and financing activities:
Capital expenditures included in accrued liabilities	$(15,692)	$(1,120)
Equipment purchased in exchange for note payable	$(560)	$—
Common Stock issued to Bayswater as part of Bayswater Acquisition purchase price (1)	$16,000	$—
Bayswater transaction costs included in accrued liabilities	$6,035	$—
Common Stock issuance costs included in accrued liabilities (2)	$292	$—
Series F Preferred Stock issuance costs included in accrued liabilities (3)	$1,113	$—
Common Stock issued upon conversion of Series D Preferred Stock	$8,475	$4,120
Common Stock issued upon conversion of Series F Preferred Stock	$4,772	$—
Common Stock issued upon conversion of Senior Convertible Note (4)	$18,164	$—
Common Stock issued for Series F Preferred dividends (5)	$3,289	$—
Series F Preferred Stock undeclared dividends	$1,647	$—
Remeasurement of Series F preferred stock (6)	$73,101	$—
Series F Preferred Stock embedded derivatives	$1,130	$—
Series F Preferred Stock warrant liabilities	$43,718	$—
Additions to asset retirement obligation	$46	$—

(1)	We issued approximately 3.7 million shares of Common Stock to Bayswater as part of the Bayswater Purchase Price.
(2)	Relates to the Common Stock issued to partially fund the Bayswater Acquisition.
(3)	Relates to the Series F Preferred Stock issued to partially fund the Bayswater Acquisition.
(4)	During the six months ended June 30, 2025, YA II PN, LTD., a Cayman Islands exempt limited company, converted the remaining $11.3 million of the initial $15.0 million convertible promissory note in exchange for 2.1 million shares of Common Stock
(5)	We elected to issue shares of Common Stock for the Series F Preferred Dividend payable on June 1, 2025.
(6)	Reflects the June 30, 2025 adjustment of the Series F Preferred Stock to maximum redemption in accordance with ASC Topic 480, Distinguishing Liabilities from Equity.